Exhibit 10.7

FIRST AMENDMENT TO THE

SECOND AMENDED AND RESTATED BY-LAWS

OF

ENZON PHARMACEUTICALS, INC.

On February 24, 2022, the Board of Directors of Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), unanimously approved and adopted the following amendment to the Corporation’s Second Amended and Restated By-Laws (the “By-Laws”) to be effective immediately:

1.	Section 3.2 of the By-Laws is deleted in its entirety and replaced with the following:

The Board shall consist of at least one but no more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board and such exact number shall be two until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board. As used in this Article 3, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.

2.	Except as set forth herein, all other provisions of the By-Laws shall remain in full force and effect.